                                                        Registration No.
                                                                        -------
    As filed with the Securities and Exchange Commission on October 28, 1997
================================================================================

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                                W. H. BRADY CO.
             (Exact name of registrant as specified in its charter)



          WISCONSIN                                       39-0178960
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)

      6555 West Good Hope Road
           P.O. Box 571
       Milwaukee, Wisconsin                               53201-0571
(Address of Principal Executive Offices)                  (ZIP Code)

                              ------------------

                     1997 OMNIBUS INCENTIVE STOCK PLAN AND
                      1997 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the plans)

                              ------------------


           THOMAS E. SCHERER                                 Copy to:
  Vice President and Assistant Secretary              CONRAD G. GOODKIND, ESQ.
             W. H. Brady Co.                              Quarles & Brady
        6555 West Good Hope Road                     411 East Wisconsin Avenue
              P.O. Box 571                          Milwaukee, Wisconsin  53202
      Milwaukee, Wisconsin 53201-0571
                   (Name and address of agent for service)

                               (414) 358-6600
        (Telephone number, including area code, of agent for service)

                       Calculation of Registration Fee
================================================================================


                                                      PROPOSED         PROPOSED
                                                      MAXIMUM           MAXIMUM        AMOUNT OF
      TITLE OF SECURITIES          AMOUNT TO BE    OFFERING PRICE      AGGREGATE      REGISTRATION
       TO BE REGISTERED           REGISTERED(1)      PER SHARE     OFFERING PRICE(2)      FEE
-------------------------------  ----------------  --------------  -----------------  ------------

Class A Nonvoting Common Stock,
par value $.01 per share         2,125,000 shares      (2)(3)      $   62,765,156     $  19,020

================================================================================

(1) The 1997 Omnibus Incentive Stock Plan provides for the issuance of up to 2,000,000 shares of Class A Nonvoting Common Stock, par value $.01 per share ("Class A Common Stock"), and up to 125,000 shares of Class A Common Stock under the 1997 Nonqualified Stock Option Plan for Non-Employee Directors (collectively the "Plans"). The Plans provide for possible adjustment of the number, price and kind of shares covered by options and other stock incentive awards granted or to be granted, and of the number and kind of shares which may be awarded as restricted stock, in the event of certain capital or other changes affecting the Registrant's Class A Common Stock. This Registration Statement therefore covers, in addition to the above stated 2,125,000 shares, an indeterminate number of shares that may become subject to the Plans by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price for the 15,000 shares underlying options on May 13, 1997 at $23.875 per share,
     (ii) the aggregate exercise price for the 213,750 shares underlying options granted on October 3, 1997 at $31.375 per share, (iii) the aggregate exercise price for the 500,000 shares underlying options granted on May 13, 1997 at $23.875 per share, (iv) 125,000 shares of restricted Class A stock at $29.75 and (v) $31.50 per share for the remaining 1,271,250 shares, which is the average of the high and low sales prices of the Registrant's Class A Common Stock on the Nasdaq/NMS on October 27, 1997, as reported in the Midwest Edition of the Wall Street Journal.

(3) In the case of nonqualified stock options, the actual offering price shall be not less than 100% of the Fair Market Value of Registrant's Class A Common Stock on the date on which the nonqualified stock option is granted.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by W. H. Brady Co. (the "Registrant") (Commission File No. 0-12730) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") are incorporated herein by reference:

      (a)  Annual Report on Form 10-K for the fiscal year ended July 31,
           1996 and Amendment No. 1 thereto (on Form 10-K/A) dated October 29, 1996.

      (b) Quarterly Reports on Form 10-Q for the quarterly periods ended October 31, 1996, January 31, 1997 and April 30, 1997.

      (c) That portion of the Registrant's Registration Statement on Form 8-A that describes the Registrant's Class A Nonvoting Common Stock in Item 1 thereof, which incorporates the description from the description of Registrant's Capital Stock contained in the Registrant's Registration Statement on Form S-1 (Registration Statement No. 2-91287), effective June 25, 1984, as updated by the description contained in Registrant's Form 10-Q for the quarter ended October 31, 1995, and including any future amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Chapter 180 of the Wisconsin Statutes includes provisions for indemnification by a corporation of a director or officer against certain liabilities and expenses incurred by him or her in any proceeding (whether threatened, pending or completed, and whether brought by the corporation or any other person) to which he or she was a party because of being a director or officer. In general, under these provisions (1) a corporation is required to indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of any such proceeding, for all reasonable expenses incurred in the proceeding, and (2) in other cases, the corporation is required to indemnify a director or officer against liabilities (including, among other things, judgments, penalties, fines and reasonable expenses) incurred in any such proceeding unless liability was incurred because he or she breached or failed to perform a duty to the corporation and the breach or failure constitutes any of the following: (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which he or she has a material conflict of interest, (b) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful, (c) a transaction from which he or she derived an improper personal profit, or (d) willful misconduct. The provisions specify that the termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification is not required. Also, the provisions permit a corporation to pay or reimburse reasonable expenses as incurred if the director or officer affirms his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and undertakes to make repayment to the extent it is ultimately determined that indemnification is not required. With specified exceptions, these provisions do not preclude additional indemnification. Chapter 180 specifically provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance, to the extent required or permitted generally thereunder, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Chapter 180 of the Wisconsin Statutes also provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification referred to above.

     The Bylaws of the Registrant provide generally for mandatory indemnification of directors and officers of the Registrant to the fullest extent permitted by law.

     Officers and directors of the Registrant may be covered by insurance policies purchased by the Registrant, under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Shares of the Registrant's Common Stock were issued to four Executive Officers of Registrant, pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended.

ITEM 8.  EXHIBITS.

         See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)    To include any prospectus required by
                section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on October 27, 1997.

                                W. H. BRADY CO.
                                (Registrant)


                                By:   /s/ Frank M. Jaehnert
                                      ------------------------------------
                                      Frank M. Jaehnert
                                      Vice President and Chief Financial Officer
                                      (Principal Accounting Officer)

                              --------------------

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katherine M. Hudson and Peter J. Lettenberger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                             ---------------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*



SIGNATURE                   TITLE

/s/ K.M. Hudson             President and Director (Principal Executive Officer)
---------------------
K. M. Hudson

/s/ P.J. Lettenberger       Director and Secretary
---------------------
P. J. Lettenberger

/s/ R.A. Bemis              Director
---------------------
R. A. Bemis


                            Director
---------------------
F. W. Harris

/s/ R.C. Buchanan           Director
---------------------
R. C. Buchanan

                            Director
---------------------
R. D. Peirce

                            Director
---------------------
G. E. Nei

---------------

        * Each of these signatures is affixed as of October 27, 1997.

                               W. H. BRADY CO.
                               (THE "REGISTRANT")
                         (COMMISSION FILE NO. 0-12730)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT





EXHIBIT                                                                    INCORPORATED HEREIN                   FILED
NUMBER                              DESCRIPTION                              BY REFERENCE TO                    HEREWITH
-------                  ---------------------------------                ---------------------           --------------------
4.1                      Restated Articles of                             Exhibit 4.1 to
                         Incorporation of the Registrant                  Registrant's
                                                                          Registration
                                                                          Statement  No.
                                                                          333-04155 on Form
                                                                          S-3
4.2                      Bylaws of the Registrant                         Registrant's Annual
                                                                          Report on Form 10-K
                                                                          for the fiscal year
                                                                          ended July 31, 1989
5                        Opinion of Counsel                                                                        X
23.1                     Consent of Deloitte & Touche LLP                                                          X
23.2                     Consent of Counsel                                                               Contained in
                                                                                                          Opinion filed as
                                                                                                          Exhibit 5
24                       Powers of Attorney                                                               Signatures Page to
                                                                                                          this Registration
                                                                                                          Statement
99.1                     1997 Omnibus Incentive Stock Plan                Exhibit 10.12 to Form
                                                                          10-Q for quarter
                                                                          ended April 30, 1997


EXHIBIT                                                                    INCORPORATED HEREIN                   FILED
NUMBER                              DESCRIPTION                              BY REFERENCE TO                    HEREWITH
-------                  ---------------------------------                ---------------------           --------------------
99.2                     1997 Nonqualified Stock Option                   Exhibit 10.13 to Form
                         Plan for Non-Employee Directors                  10-Q for quarter
                                                                          ended April 30, 1997





                                     E1-2